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                                                                    Exhibit 10.4

                     SECOND AMENDED AND RESTATED MANAGEMENT
                   STOCKHOLDERS' AND OPTIONHOLDERS' AGREEMENT

            SECOND AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS' AND OPTIONHOLDERS' AGREEMENT dated as of May 22, 1997 among SCOTSMAN HOLDINGS, INC., a Delaware corporation (the "Company"), CYPRESS MERCHANT BANKING PARTNERS L.P., a Delaware limited partnership ("Cypress Onshore"), CYPRESS OFFSHORE PARTNERS L.P., a Cayman Islands limited partnership ("Cypress Offshore"), SCOTSMAN PARTNERS, L.P., a Texas limited partnership ("Scotsman Partners" and, together with Cypress Onshore and Cypress Offshore, the "Investor Group"), the parties identified as the Management Stockholders on Schedule I to this Agreement or on the signature pages of this Agreement, each of whom at the time he or she becomes a party hereto is an officer and/or key employee of the Company or one or more of its subsidiaries (individually, a "Management Stockholder" and, collectively, the "Man agement Stockholders") and the Permitted Transferees (as defined herein) of the Management Stockholders who become parties to this Agreement pursuant to the terms and provisions contained herein.

            Any Affiliate (as defined herein) of a Stockholder in the Investor Group which is or becomes a stockholder is referred to herein as an "Investor Group Affiliate" and, together with the Investor Group, as "Investor Group Holders"; and the Management Stockholders, together with the Investor Group Holders, are referred to herein, collectively, as the "Stockholders".

            WHEREAS, the Company acquired all the outstanding capital stock of The Scotsman Group, Inc. (now known as Williams Scotsman, Inc.), a Maryland corporation ("Scotsman"), pursuant to a Stock Purchase Agreement among First Interstate Bank of California, as Successor Trustee to the Trkja Family Trust, Barry P. Gossett, Scotsman and the Company dated as of November 8, 1993 (the "Purchase Agreement") and an Exchange Agreement between the Company and Barry P. Gossett dated November 8, 1993 (the "Exchange Agreement");

            WHEREAS, this Agreement constitutes an amended and restated version of the Amended and Restated Management Stockholders' and Optionholders' Agreement dated as of June 6, 1994 (as in effect on the date hereof, the "Original Agreement"), to which, among other parties, the Company and each Management Stockholder that is an original party hereto is a party, and is being entered into in connection with a Recapitalization Agreement dated as of April 11, 1997 (as amended, supplemented or otherwise modified, the "Recapitalization Agreement") among the Company, the Investor Group and/or certain of their Affiliates, Odyssey Partners, L.P. and certain other stockholders of the Company;
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            WHEREAS, the Company desires to give certain officers and key employees of the Company the opportunity to participate directly in the equity of the Company and to create in key employees an increased interest in and a greater concern for the welfare of the Company through the continued ownership of shares of common stock of the Company, par value $.01 per share (the "Shares");

            WHEREAS, in furtherance of the above purpose, the Company has adopted an Employee Stock Option Plan (the "Plan") providing for the granting to employees of the Company and its subsidiaries of options ("Options") which may be exercised to purchase Shares, upon the condition that prior to the grant or exercise of any Option such employee shall have executed and delivered or otherwise be a party to this Agreement; and

            WHEREAS, the parties hereto deem it in their best interests to enter into this Agreement to set forth their respective obligations in connection with their investments in the Shares of the Company;

            NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                             LIMITATIONS ON TRANSFER

            SECTION 1.1 General Restrictions on Transfer. (a) Each Management Stockholder agrees that he or she shall not during the term of this Agreement either directly or indirectly offer, sell, transfer, assign, mortgage, hypothecate, pledge, create a security interest in or lien upon, encumber, donate, contribute, place in trust, or otherwise voluntarily or involuntarily dispose of (collectively, "Transfer") any Shares, or any interest therein, except in a transaction which (i) is specifically permitted by this Agreement and (ii) complies with the Securities Act (as defined in Article VII hereof).

                  (b) Any attempt to Transfer any Shares or any interest therein which is not in compliance with this Agreement shall be null and void, and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

            SECTION 1.2 Permitted Transfers. (a) Subject to Section 1.2(b), each Management Stockholder may Transfer Shares to a Permitted Transferee (as defined in Article VII hereof) at any time more than six (6) months after the date of acquisition of such Shares.


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

                  (b) Not less than 15 Business Days prior to any proposed Transfer of any Shares or any interest therein by a Management Stockholder to any Permitted Transferee (other than a transfer upon death of a Shareholder), the holder of such Shares shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed transfer in reasonable detail. Any Transfer to a Permitted Transferee may be effected only if the Company shall have received, together with the notice referred to above, if any: (i) if requested by the Company, an opinion of counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed Transfer of Shares or such interest therein may be effected without registration under the Securities Act,
(ii) if requested by the Company, representation letters that contain representations in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act, and (iii) such letters and other documentation in form and substance reasonably satisfactory to the Company from each such Permitted Transferee stating such Permitted Transferee's agreement to be bound by the terms of this Agreement. Each certificate evidencing Shares or interests therein transferred as provided in this Section 1.2 shall bear the legend set forth in Section 8.1 of this Agreement.

                  (c) In addition, any Management Stockholder may Transfer Shares (i) pursuant to an effective registration statement under the Securities Act, or (ii) in compliance with Rule 144 ("Rule 144") promulgated under the Securities Act, provided that no such sales may occur until after the consummation of the initial public offering of the equity of the Company (an "IPO"). Notwithstanding any other provision contained in this Agreement, a Management Stockholder may not Transfer any Shares (other than pursuant to Section 2.1 hereof or to a Permitted Transferee pursuant to Section 1.2(a) hereof) until the earlier to occur of (i) 15 months after an IPO, or (ii) the day after the date on which the Investor Group Holders shall have disposed of Shares constituting more than 33-1/3% of the Original Shares (as defined in Article VII) and, thereafter, the aggregate number of Shares which a Management Stockholder may Transfer (other than pursuant to Section 2.1 hereof or to a Permitted Transferee pursuant to Section 1.2(a) hereof) in any calendar year shall not exceed 25% of the sum of the number of Shares (if any) acquired by such Management Stockholder pursuant to the Subscription Agreement between the Company and such Management Stockholder plus the total number of Shares (if any) acquired by such Management Stockholder pursuant to the exercise of Options.

            SECTION 1.3 Right of First Refusal. (a) After the expiration of the Transfer Restriction Period (as defined in Article VII hereof) and subject to
Section 1.2(c) hereof, in respect of a Share, a Management Stockholder (the "Selling Holder") may Transfer such Share to any Third Party (as defined in
Article VII hereof), pursuant to a bona fide offer for consideration consisting of cash, securities, or a combination thereof (an "Offer"), provided that such Management Stockholder shall first give a right of first refusal to purchase such Share (the "Right of First Refusal") to the Investor Group and, if and to the extent that the Investor Group fails to


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exercise such right, the Management Stockholder shall thereupon give the Right of First Refusal to the Company.

                  (b) In connection with any Offer, the Selling Holder shall be deemed to have offered his or her Shares, first to the Investor Group and second to the Company, at the same price and otherwise substantially upon the same terms as such Offer. If the consideration proposed to be paid pursuant to such Offer consists in whole or in part of securities, the cash equivalent value of such securities shall be determined by the Board of Directors in good faith, which determination shall be final. The Board of Directors shall deliver a notice to the Selling Holder and the Investor Group setting forth such determination within 15 days after the Company shall have received the Offer Notice defined in Section 1.3(c).

                  (c) The Selling Holder shall deliver a written notice (the "Offer Notice") to the Investor Group and the Company (i) setting forth the terms of any Offer, (ii) offering to the Investor Group the right to purchase the Shares proposed to be sold pursuant to such Offer, and (iii) offering the Company the right to purchase such Shares if and to the extent that the Investor Group declines to exercise such right. Prior to the expiration of the 20-day period commencing on the date of the Selling Holder's notice, the Investor Group shall deliver a notice advising the Selling Holder and the Company whether or not and to what extent the Investor Group is exercising its Right of First Refusal. If the Investor Group fails to timely exercise the Right of First Refusal, the Company shall, prior to the expiration of the 30-day period commencing on the date of the Offer Notice, deliver a written notice advising the Selling Holder and the Investor Group whether or not the Company is exercising its Right of First Refusal. Notwithstanding anything to the contrary herein, the Investor Group may exercise the Right of First Refusal for a portion and not all of the Shares proposed to be sold pursuant to the Offer, provided that the Company exercises the Right of First Refusal as to the balance of such Shares. If both the Investor Group and the Company fail to timely exercise their respective Rights of First Refusal for a number of Shares which, in the aggregate, is equal to the total number of Shares proposed to be sold pursuant to the Offer, the Selling Holder may thereafter Transfer such Shares to the Third Party, but only pursuant to terms not less favorable to the Selling Holder than the terms of the Offer as set forth in the Offer Notice.

                  (d) The closing of the purchases of the Shares by the Investor Group or the Company pursuant to this Section 1.3 shall take place at the principal executive offices of the Company prior to the expiration of the 90-day period commencing on the date of the Offer Notice. At such closing, the purchaser shall deliver a certified check or checks in the appropriate amount to the Selling Holder against delivery of certificates representing the Shares so purchased, duly endorsed in blank by the person or persons in whose name the stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a


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member of a national securities exchange or of the National Association of
Securities Dealers, Inc.

                  (e) At the Investor Group's election, the Investor Group's Right of First Refusal may be exercised by the Investor Group Holders in such proportion as the Investor Group shall direct; provided, however, that, if the Investor Group shall not so direct in its exercise notice, then the Investor Group's Right of First Refusal shall be deemed to have been exercised such that each Investor Group Holder will acquire from the Selling Holder a number of Shares equal to (i) the number of Shares subject to the Investor Group's Right of First Refusal multiplied by (ii) a fraction, the numerator of which is the number of Shares owned by such Investor Group Holder and the denominator of which is the total number of Shares owned by all Investor Group Holders.

                                   ARTICLE II

                                 TAKE-ALONG SALE

            SECTION 2.1 Take-Along Right. If the Investor Group Holders intend to privately Transfer to any Third Party (the "Purchaser") 100% of the Shares held by them, then each Management Stockholder, including any Permitted Transferee of a Management Stockholder (collectively with the Management Stockholders, the "Take-Along Holders") shall be required, at the election of the Investor Group, to Transfer (a "Take-Along Sale") all Shares then held by such Management Stockholder or Permitted Transferee ("Take-Along Shares") to such Third Party, for the same consideration, and on the same terms and conditions, if any, upon which the Investor Group Holders propose to dispose of their Shares. In the event of a Take-Along Sale, Options which are not theretofore exercisable shall become exercisable by reason of such transaction only to the extent provided in the instrument evidencing the grant of such Options.

            SECTION 2.2 Notice. The Investor Group Holders shall deliver to each Take-Along Holder written notice (the "Take-Along Notice") of any sale to be made pursuant to Section 2.1 above, which notice shall set forth the consideration to be paid by the Purchaser for each Share and the other terms and conditions, if any, of such transaction. Within 15 Business Days after the date of the Take-Along Notice, each such Take-Along Holder shall promptly deliver to the Investor Group certificates representing its Take-Along Shares, duly endorsed, in proper form for transfer, together with a limited power-of-attorney authorizing the Investor Group to dispose of such Take-Along Shares to the Purchaser and to execute all other documents required to be executed in connection with such transaction. Pending consummation of the Take-Along Sale, the Investor Group shall promptly notify the Take-Along Holders of any changes in the proposed timing for the Take-Along Sale and any other material developments in connection therewith.


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            SECTION 2.3 Transfer. (a) If, within 180 Business Days after the date of the Take-Along Notice, no transfer of the Take-Along Shares in accordance with the provisions of Section 2.1 shall have been completed, the Investor Group shall promptly return to the Take-Along Holder, in proper form, all certificates representing the Take-Along Shares and the limited powers-of-attorney previously delivered by the Take-Along Holder to the Investor Group.

                  (b) Promptly after the consummation of the transfer of Take-Along Shares pursuant to Section 2.1, the Investor Group shall remit or cause to be remitted to the Take-Along Holders their respective consideration with respect to the Take-Along Shares and shall furnish such other evidence of the completion and time of completion of such transfer and the terms and conditions, if any, thereof as may reasonably be requested by the Take-Along Holder.

                  (c) The provisions of this Article II shall remain in effect, notwithstanding any return to a Take-Along Holder of any Take-Along Shares as provided in Section 2.3(a).

                                   ARTICLE III

                             TAG-ALONG PARTICIPATION

            SECTION 3.1 Tag-Along Rights. (a) If the Investor Group Holders intend to privately Transfer to any Third Party (the "Tag-Along Purchaser"), in one transaction or a series of transactions, Shares constituting in the aggregate more than 33-1/3% of the total number of Original Shares, then the Investor Group shall permit each Management Stockholder, at its option, to Transfer, for the same consideration, and on the same terms and conditions, if any, upon which the Investor Group Holders intend to Transfer such Shares, a number of Shares then owned by such Management Stockholder determined in accordance with Section 3.1(b) (the "Tag-Along Shares").

                  (b) (i) Except as provided in Section 3.1(b)(ii), each Management Stockholder shall have the right, pursuant to Section 3.1(a), to sell pursuant to the offer by the Tag-Along Purchaser, a number of Shares equal to the product of (A) the excess of (1) the total number of Shares to be purchased by the Tag-Along Purchaser from the Investor Group Holders (after giving effect to the tag-along rights of any stockholder in the Company other than a Management Stockholder) over (2) the number of Shares which constitutes, in the aggregate, 33-1/3% of the total number of Original Shares (the "Threshold Amount"), and (B) a fraction, the numerator of which shall be the total number of Shares owned by such Management Stockholder and the denominator of which shall be the excess of
      (x) the total number of Shares owned by the Investor Group Holders and all the Management Stockholders in the aggregate over (y) the Threshold Amount.


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                        (ii) If, in the transaction described in Section 3.1(a),
      the Investor Group Holders would sell Shares which represent 51% or more of the outstanding voting power of all outstanding shares of capital stock of the Company, each Management Stockholder shall have the right, pursuant to Section 3.1(a), to sell pursuant to the offer by the Tag-Along Purchaser, a number of Shares equal to the product of (A) the total number of Shares to be purchased by the Tag-Along Purchaser from the Investor Group Holders (after giving effect to the tag-along rights of any stockholder in the Company other than a Management Stockholder) and (B) a fraction, the numerator of which shall be the total number of Shares owned by such Management Stockholder and the denominator of which shall be the total number of Shares owned by the Investor Group Holders and all the Management Stockholders in the aggregate.

            SECTION 3.2 Notice. Not less than 15 Business Days prior to any proposed Transfer pursuant to Section 3.1, the Investor Group, on behalf of the Investor Group Holders, shall deliver to each Management Stockholder written notice thereof (the "Tag-Along Notice"), which notice shall set forth the consideration to be paid by the Tag-Along Purchaser and the other terms and conditions, if any, of such transaction. If any Management Stockholder elects to Transfer some or all of the Tag-Along Shares pursuant to Section 3.1, then such Management Stockholder shall so notify the Investor Group within 10 Business Days after the date of the Tag-Along Notice, and, at the Investor Group's request not less than two Business Days prior to the proposed Transfer, the Management Stockholder shall deliver to the Investor Group certificates representing such Tag-Along Shares, duly endorsed, in proper form for Transfer, together with a limited power-of-attorney authorizing the Investor Group to transfer the Tag-Along Shares to the Tag-Along Purchaser and to execute all other documents required to be executed in connection with such transaction.

            SECTION 3.3 Transfer. (a) If, within 90 Business Days after delivery by the Tag-Along Shareholder to the Investor Group of the certificates and related documents described in Section 3.2, no transfer of the Shares held by the Investor Group Holders and Tag-Along Shares in accordance with the provisions of this Article III shall have been completed, then the Investor Group shall promptly return to the Management Stockholder, in proper form, all certificates representing the Tag-Along Shares and the limited power-of-attorney previously delivered by the Management Stockholders to the Investor Group.

                  (b) Promptly after the consummation of the transfer of the Tag-Along Shares pursuant to Section 3.1, the Investor Group shall remit or cause to be remitted to each Management Stockholder the consideration with respect to the Tag-Along Shares so transferred and shall furnish such other evidence of the completion of such transfer and the terms and conditions (if any) thereof as may reasonably be requested by the Management Stockholder.


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                  (c) The provisions of this Article III shall remain in effect, notwithstanding any return to any Management Stockholder of Tag-Along Shares as provided in Section 3.3(a).

                                   ARTICLE IV

                  CERTAIN SALES UPON TERMINATION OF EMPLOYMENT

            SECTION 4.1 Surrender of Shares and Options to the Company. (a) Upon the occurrence during the term of this Agreement of any of the events set forth in clause (i), (ii), (iii) or (iv) below (each, a "Termination Event"), the Company may elect, by delivering the notice required under Section 4.1(e), to require each Management Stockholder and such Management Stockholder's Permitted Transferees (A) to sell to the Company all or a portion of the Shares owned by such Management Stockholder and such Management Stockholder's Permitted Transferees, in accordance with Section 4.2, and (B) to surrender to the Company for cancellation all or a portion of the Options held by such Management Stockholder and such Management Stockholder's Permitted Transferees, in accordance with Section 4.2:

                        (i) the termination of such Management Stockholder's employment due to the death or Disability of such Management Stockholder;

                        (ii) the voluntary termination by such Management Stockholder of his or her employment with the Company (and any subsidiary or affiliate of the Company);

                        (iii) the termination by the Company of such Management Stockholder's employment with the Company (and any subsidiary or affiliate of the Company) for Cause; or

                        (iv) the termination by the Company of such Man agement Stockholder's employment with the Company (and any subsidiary or affiliate of the Company) without Cause.

                  (b) The Repurchase Price for each Share purchased in connection with the occurrence of an event specified in Sections 4.1(a)(i) or
(iv) shall be equal to Fair Market Value; provided that, until the first anniversary of the date hereof, such Repurchase Price shall be $91.50.

                  (c) The Repurchase Price for each Share purchased in connection with the occurrence of an event specified in Sections 4.1(a)(ii) or
(iii) shall be equal to the lower of (x) $91.50 or (y) Fair Market Value; provided, however, that from and after the fifth anniversary of the date of purchase of such Share by the Management Stockholder, such Repurchase Price shall be equal to Fair Market Value;


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provided, further, that, until the first anniversary of the date hereof, such
Repurchase Price shall be $91.50.

                  (d) The amount payable to a Management Stockholder or his or her Permitted Transferee in respect of each Option which is surrendered and cancelled pursuant to Section 4.1 in connection with a Termination Event (the "Option Cancellation Price") shall be the product of (i) the excess of (A) the Repurchase Price per Share that would have been payable for the Shares subject to such Option were such Option to have been exercised on the date of such Termination Event over (B) the exercise price per Share payable pursuant to such Option and (ii) the number of Shares for which such Option was exercisable at the date of the Termination Event.

                  (e) Upon the occurrence of any Termination Event with respect to any Management Stockholder, the Company shall deliver written notice (the "Repurchase Notice") to such Management Stockholder and such Management Stockholder's Permitted Transferees within 60 days after such occurrence, specifying whether the Company elects to exercise its right to require such Management Stockholder and such Management Stockholder's Permitted Transferees to sell their Shares to the Company pursuant to this Section 4.1 and to surrender to the Company for cancellation their Options (which right need not be exercised for all such Options). If the Company elects to exercise its right to require such sale or surrender, as the case may be, the Company shall specify the Repurchase Price for each such Share and the Option Cancellation Price for each such Option in the Repurchase Notice and consummate such transactions in accordance with Section 4.2.

                  (f) For purposes of this Agreement, the Fair Market Value of a Share shall be determined in accordance with Section 4.3.

            SECTION 4.2 Method of Repurchase. (a) If the Company elects to exercise its right to require any Management Stockholder and such Management Stockholder's Permitted Transferees to sell Shares and surrender Options pursuant to Section 4.1, the Shares subject to repurchase (collectively, the "Surrendered Shares") shall be repurchased and the Options subject to surrender and cancellation (collec tively, the "Surrendered Options") shall be surrendered and cancelled on a date (the "Repurchase Date") no later than 60 days after the date of the Repurchase Notice. On the Repurchase Date, the Management Stockholder and such Management Stockholder's Permitted Transferees selling such Surrendered Shares or delivering such Surrendered Options (collectively, the "Sellers") shall deliver to the Company the certificate or certificates representing the Shares owned by such Sellers on such date and any documentation requested by the Company to evidence the surrender and cancellation of the Surrendered Options, against delivery by the Company to such Sellers of the Repurchase Price and the Option Cancellation Price in cash; provided, however, that if the Company in good faith determines that its ability to pay all or any portion of the Repurchase Price or the Option Cancellation Price in cash may be restricted or limited under debt or other agreements to which the Company or any of


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its affiliates is a party, the Company shall issue and deliver a promissory note
(a "Payment Note") with the terms set forth in Section 4.2(b). All certificates for Surrendered Shares shall be duly endorsed in favor of the Company by the Seller in whose name such certificate or certificates is registered or accompanied by a duly executed stock or security assignment in favor of the Company with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the National
Association of Securities Dealers, Inc. If any Seller shall fail to deliver such certificate or certificates to the Company within the time required, the Company shall cause its books and records to show that the Surrendered Shares are bound by the provisions of this Section 4.2 and that the Surrendered Shares, until transferred to the Company, shall not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to the Company.

                  (b) Each Payment Note shall (i) be payable to the order of the Seller, (ii) be issued and dated as of the Repurchase Date applicable to the transfer of the Surrendered Shares or the Surrendered Options by such Seller,
(iii) be in a principal amount equal to that portion of the Repurchase Price of such Surrendered Shares or the Option Cancellation Price for the Surrendered Options that the Company has determined it is unable to pay in cash pursuant to
Section 4.2(a), (iv) mature on the first anniversary of the latest date of final maturity of any debt securities issued by the Company in connection with the Permanent Financing (as defined in Article VII hereof) or, if earlier, upon the first to occur of a sale of all or substantially all of the assets of the Company, a merger, consolidation, exchange or similar combination of the Company with another entity (unless the Company is the surviving entity) or the dissolution, liquidation, bankruptcy or insolvency of the Company, (v) be secured by a pledge of the repurchased Shares and (vi) provide for the acceleration of payment thereof, to the extent permitted by applicable debt and other agreements, so as to provide level amortization over a five year period. Each Payment Note shall bear interest in respect of the unpaid principal amount of such Payment Note from the Repurchase Date to the maturity date thereof at the rate of interest publicly announced by Bankers Trust (or the bank which is then acting as the agent bank for the Company or Scotsman) in New York City from time to time as its Prime Rate, compounded semi-annually. Interest shall be payable semi-annually in cash, to the extent permitted under debt or other agreements to which the Company or any of its Affiliates is a party, but otherwise shall accrue and be payable at maturity or shall be payable semi-annually in additional Payment Notes. Each Payment Note shall be expressly subordinated to all debt of the Company. Payments on the Payment Notes shall be made in equal proportion among all the holders of Payment Notes.

            SECTION 4.3 Determination of Fair Market Value. (a) After the Closing Date and prior to the first anniversary thereof, the Fair Market Value per Share shall be $11.76, as such amount shall be adjusted to reflect any subsequent subdivision, combination or reclassification of the Shares.

                  (b) Except as provided in Section 4.3(d), from and after the first anniversary of the Closing Date, if any Management Stockholder and such Management Stockholder's Permitted Transferees are entitled to receive the Fair Market Value for the Shares held by such Management Stockholder and such Management Stockholder's Permitted Transferees in connection with a Termination Event (or are entitled to receive the Option Cancellation Price based on the Fair Market Value of the Shares subject to the Option), the Board shall determine in good faith in the manner described in Section 4.3(c) the fair market value of each Share and the fair market value as so determined shall be the "Fair Market Value" for each Share for purposes of Section 4.1.

                  (c) If the Shares are not listed on a national securities exchange in the United States on any date on which the Fair Market Value per Share is to be determined, and a public market does not otherwise exist for the Shares on such date, the Fair Market Value per Share shall be equal the amount determined by dividing (i) the excess of (A) 6.5 times the consolidated net income of the Company and its subsidiaries, determined in accordance with generally accepted accounting principles, consistently applied, and determined before reduction for interest, amortization of goodwill and intangibles, depreciation and taxes, for the last four reported fiscal quarters of the Company immediately preceding the fiscal quarter in which the termination of employment occurred, over (B) the amount of all outstanding Indebtedness of the Company and its subsidiaries at the end of the reported fiscal quarter of the Company immediately preceding the date of such termination of employment by (ii) the total number of Shares outstanding at the date of such determination, on a fully diluted basis after giving effect to the exercise in full of all outstanding options and the conversion or exercise of all Convertible Securities; provided, however, that the determination of the Fair Market Value per Share shall be subject to adjustment by the Board of Directors in its sole discretion to take into account extraordinary transactions and other factors. If the Shares are listed on a national securities exchange in the United States on any date on which the Fair Market Value per Share is to be determined, the Fair Market Value per Share shall be deemed to be the average of the last sales price for Shares for the thirty (30) trading days immediately preceding the date of the Termination Event. If a public market exists for the Shares on any date on which the Fair Market Value per Share is to be determined, but the Shares are not listed on a national securities exchange in the United States on such date, the Fair Market Value per Share shall be deemed to be the average of the mean between the closing bid and asked quotations in the over-the-counter market for the thirty (30) trading days immediately preceding the date of the Termination Event.


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                                    ARTICLE V

                                      PROXY

            Each Management Stockholder hereby irrevocably constitutes and appoints the Investor Group as his or her proxy coupled with an interest to attend all the meetings of the stockholders of the Company or any continuation or adjournment thereof to be held during the term of this Agreement and to execute written consents of stockholders, with full power to vote and act in his or her name, place and stead, in the same manner, to the same extent and with the same effect that such Management Stockholder might if personally present thereat, giving the Investor Group full power of substitution.

                                   ARTICLE VI

                          PIGGYBACK REGISTRATION RIGHTS

                  (a) Once the Investor Group Holders shall have disposed of Shares constituting more than 33-1/3% of the total number of Original Shares, if the Company at any time proposes to register Common Stock on behalf of the Investor Group, the Company shall give written notice each such time to each Management Stockholder who is then employed by the Company or whose employment theretofore shall have been terminated for any reason, other than termination by the Company for Cause or voluntary termination by such Management Stockholder (and the Permitted Transferees of such Management Stockholders) of its intention to do so. Upon the written request of any such Management Stockholder or Permitted Transferee (a "Participating Management Stockholder") given within 15 Business Days after receipt of any such notice by such Management Stockholder or Permitted Transferee (stating the amount of Common Stock to be disposed of by the Participating Management Stockholder), the Company shall include the Common Stock intended to be disposed of in a registration statement under the Securities Act so as to permit the disposition by the Participating Management Stockholder of the Common Stock so registered; provided, however, that the number of Shares which may be sold by a Participating Management Stockholder pursuant to any such registration statement may not exceed the product of (A) the total number of Shares then owned by such Participating Management Stockholder and (B) a fraction, the numerator of which shall be the total number of Shares intended to be disposed of by the Investor Group Holders pursuant to such registration statement and the denominator of which shall be the total number of Shares then owned by the Investor Group Holders.

                  (b) Notwithstanding any provision of this Article VI to the contrary, if the registration of which the Company gives notice pursuant to
Article VI(a) is for an underwritten offering and the managing underwriter or underwriters determine in good faith that the total amount of Common Stock proposed to be included in such offering is such as to adversely affect the success of such offering, then the Company shall include in such registration the amount of Common Stock which the Company is so advised can be sold in such offering as follows: (i) if such registration includes a primary registration, (A) first, Common Stock the Company proposed to be included in such registration, and (B) second, Common Stock requested to be included in such registration, pro rata among the holders of such Common Stock in proportion to the number of shares of Common Stock sought to be registered by each holder (which, in the case of a Participating Management Stockholder, shall have been limited to the amount permitted by paragraph (a) of this Article VI), or (ii) if such registration is exclusively a secondary registration, then the number of shares of Common Stock shall be reduced or limited pro rata among the Participating Management Stockholder and the other holders of Common Stock in proportion to the number of shares of Common Stock sought to be registered by each holder (which, in the case of a Participating Management Stockholder, shall have been limited to the amount permitted by paragraph (a) of this Article VI), to the extent necessary to reduce the total amount of Common Stock to be included in such offering to the amount recommended by such managing underwriter or underwriters.

                                   ARTICLE VII

                                   DEFINITIONS

            Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

            "Affiliate" means, with respect to any Person, any other person which, directly or indirectly, controls, is controlled by or is under common control with such person. For purposes of the preceding sentence, "control" shall include the power to vote or direct the voting of more than fifty percent (50%) of the voting shares, general partnership interests or other voting equity interests of a person. Any partner ship or limited liability company in which a Stockholder in the Investor Group or an Investor Group Affiliate is a general partner or member, as the case may be, shall be an Affiliate of the Investor Group.

            "Board" or "Board of Directors" means the Board of Directors of the Company.

            "Business Day" means any day except a Saturday, Sunday orother day on which commercial banks in the City of New York or the State of Maryland are authorized by law to close.

            "Cause," when used in connection with any Management Stockholder, shall mean (i) with respect to a Management Stockholder who is a party to a written employment agreement with the Company, which agreement contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements, or (ii) in all other cases, that one or more of the following has occurred: (A) any intentional or willful failure by such Management Stockholder to substantially perform his or her employment duties which shall not have been corrected within thirty days following written notice of the duties which such Management Stockholder has failed to substantially perform, (B) any engaging by such Management Stockholder in misconduct which is significantly injurious to the Company or any of its subsidiaries or affiliates,
(C) any breach by such Management Stockholder of any representation, warranty or covenant contained in the Subscription Agreement executed by such Management Stockholder or the representations, warranties or covenants contained in the instrument pursuant to which an Option is granted to such Management Stockholder under the Plan or (D) such Management Stockholder's conviction of or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its subsidiaries or affiliates.

            "Closing" has the meaning ascribed to it in the Purchase Agreement.

            "Closing Date" shall mean the date on which the acquisition of Scotsman by the Company was consummated.

            "Convertible Security" shall mean any security that is convertible into the common stock of the Company and any security that represents an option, warrant or other right to purchase shares of common stock of the Company.

            "Disability," when used in connection with any Management Stockholder, means the inability (as determined by the Board in its sole discretion) of such Management Stockholder, as a result of incapacity due to physical or mental illness or disability, to perform his duties with the Company for six consecutive months or shorter periods aggregating six months during any twelve-month period.

            "Fair Market Value" means, at any time, the fair market value of a Share as determined in accordance with the provisions set forth in Section 4.3.

            "Indebtedness" means any indebtedness of the Company or its subsidiaries, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimburse ment agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital lease obligations) or represent ing any obligations of the Company or its subsidiaries under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect the Company or its subsidiaries against fluctuations in interest rates, except any such balance that constitutes an accrued expense or trade payable, and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition and any reserves for extraordinary items or liabilities.

            "Original Shares" means the maximum aggregate number of Shares acquired by the Investor Group and their Affiliates during the 90-day period commencing on the date hereof (or the corresponding number of Shares resulting from any anti-dilutive adjustment thereto), without giving effect to the conversion or exercise of any Convertible Security then held by the Investor Group or any of its Affiliates and excluding any equity security of the Company which may be acquired by reason of (i) the conversion or exercise of a Convertible Security or (ii) the exchange or contribution by the Investor Group or any of its Affiliates of indebtedness previously issued by the Company.

            "Permanent Financing" means the 9 1/2% Senior Secured Notes due 2000 or such other permanent financing as is issued by Scotsman or any of its affiliates to refinance the previously outstanding 11.31% Notes of Scotsman (including without limitation the debt securities issued by the Company and/or Scotsman in connection with the transactions contemplated by the Recapitalization Agreement).

            "Permitted Transferee" means, with respect to any Management Stockholder, a Person to whom any of the following transfers are made:

                        (i) a transfer upon the death of such Management Stockholder to such Management Stockholder's spouse or descendants (including adopted children and stepchildren, if any), or to his executor, administrator or testamentary or inter vivos trustee;

                        (ii) a transfer in compliance with applicable federal and state securities laws to a Management Stockholder's spouse or descendants (including adopted children and stepchildren, if any), or a trust, the sole income beneficiaries of which, or a corporation or a partnership, the sole stockholders or limited or general partners of which, include only such Management Stockholder, such Management Stockholder's spouse and/or such Management Stockholder's descendants (including adopted children and stepchildren, if any);

                        (iii) a transfer to the legal guardian of a disabled Management Stockholder; or

                        (iv) a transfer (including a hypothecation) not covered by clause (i), (ii) or (iii) above that the Board of Directors, in its sole discretion, approves prior to the consummation thereof, provided that such transfer is in compliance with applicable federal and state securities laws;

provided that, in the event of death or disability of any Person to whom a transfer is made pursuant to clause (i), (ii), (iii) or (iv) above, the term "Permitted Transferee" shall include:

                  (x) in the case of such Person's death, such Person's spouse or descendants (including adopted children and stepchildren, if any), or such Person's executor, administrator or testamentary or inter vivos trustee; or

                  (y) in the case of such Person's disability, such Person's legal guardian.

            "Person" means any individual, corporation, partnership, trust, unincorporated organization or government or political department or agency thereof or other entity.

            "Repurchase Price" means, with respect to any Surrendered Shares, the applicable price at which such Shares are to be repurchased pursuant to
Section 4.1.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Third Party" means a prospective purchaser of Shares in an arm's-length transaction from a Shareholder where such purchaser is not an Affiliate of such Shareholder.

            "Transfer Restriction Period" in respect of a Share owned by a Management Stockholder (or his or her Permitted Transferee) means the period commencing on the date of purchase of such Share by such Management Stockholder and ending on the fifth anniversary of such date.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.1 Share Certificates. (a) The Shareholders agree that each certificate representing the Shares now or hereafter held by a Management Stockholder shall be endorsed with a legend in substantially the following form:

            "The securities represented by this certificate are subject to a certain Agreement, dated as of November 9, 1993, which provides, among other things, for certain restrictions on the (i) voting and (ii) sale, transfer, pledge, hypothecation, or other disposition of the securities represented by this certificate. A copy of such Agreement is on file at the principal offices of the Company and will be furnished upon request to the purchaser or prospective purchaser of the securities represented by this certificate."

                  (b) Notwithstanding Section 8.1(a), if, after the date hereof, a new certificate or certificates representing Shares held by a Management Stockholder shall be issued by the Company, then each such new certificate shall be endorsed with a legend substantially in the following form in lieu of the legend referred to in Section 8.1(a):

            "The securities represented by this certificate are subject to a certain Second Amended and Restated Management Stockholders' and Optionholders' Agreement dated as of May 22, 1997, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, which provides, among other things, for certain restrictions on the (i) voting and (ii) sale, transfer, pledge, hypothecation, or other disposition of the securities represented by this certificate. A copy of such Agreement is on file at the principal offices of the Company and will be furnished upon request to the purchaser or prospective purchaser of the securities represented by this certificate."

            SECTION 8.2 After-Acquired Shares. The provisions of this Agreement shall apply to all Shares and Options now owned or hereafter issued or transferred to, or acquired by, a Management Stockholder or any of its Affiliates in any fashion, including but not limited to any Shares received by way of a dividend, additional issuance, purchase, exchange, split-up, recapitalization, reclassification, or conversion of Shares, any corporate reorganization, or any other transaction, including the exercise of an Option granted under the Plan.

            SECTION 8.3 Equitable Relief. It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the undersigned in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto shall be entitled to an injunction or injunctions to restrain, enjoin, and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter, it being understood that such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

            SECTION 8.4 Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made in writing by hand-delivery, first-class mail (registered or certified, with return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery in the case of any Shareholder, effective upon receipt, to the address of the party appearing under its name below (or to such other address as may be designated in writing by such party):

            If to the Company:

            Scotsman Holdings, Inc.
            8211 Town Center Drive
            Baltimore, MD  21236
            Attn:  President

            If to the Investor Group:

            Cypress Merchant Banking Partners L.P.
            Cypress Offshore Partners L.P.
            c/o The Cypress Group L.L.C.
            65 East 55th Street, 19th Floor
            New York, NY  10022
            Attn:  David P. Spalding

            -and-

            Scotsman Partners, L.P.
            201 Main Street, 26th Floor
            Fort Worth, TX  76102
            Attn:  Robert Cotham and Ray Pinson

            with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, NY  10017
            Attn:  Richard A. Garvey, Esq.

            If to a Management Stockholder:

            To the address of such
            Management Stockholder
            shown in the stock transfer
            records of the Company.

            SECTION 8.5 Amendment. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the Investor Group and the Management Stockholders (or their Permitted Transferees) holding collectively at the time of such amendment or waiver at least 51% of the aggregate Shares held by all Management Stockholders

(and their Permitted Transferees). Notwithstanding the foregoing, any Management Stockholder may be released from all of his or her obligations hereunder, and thereupon shall cease to be a party hereto for any purpose, with the written agreement of the Company and the Investor Group; provided that such Management Stockholder shall have executed and delivered to the Company and the Investor Group a stockholders' and optionholders' agreement in form and substance satisfactory to such Management Stockholder, the Company and the Investor Group.

            SECTION 8.6 Termination. This Agreement may be terminated at any time by an instrument in writing signed by the parties hereto. Notwithstanding the previous sentence, this Agreement shall terminate on the first to occur of
(i) December 16, 2003, or (ii) such time as the Investor Group or other Investor Group Holders shall cease to own, in the aggregate, at least 5% of the number of Shares owned by the Investor Group on the date hereof.

            SECTION 8.7 Waiver. No failure or delay on the part of any or all of the parties hereto in exercising any right, power, or privilege hereunder, and no course of dealing between the parties, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude the simultaneous or later exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any or all of the parties would otherwise have.

            SECTION 8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            SECTION 8.9 Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of Delaware without giving effect to the conflict of laws provisions thereof.

            SECTION 8.10 Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns.

            SECTION 8.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            SECTION 8.12 Convertible Securities. (a) In determining, for purposes of this Agreement (including, without limitation, Section 1.2(c), Article III and Article VI), the percentage of the Original Shares which the Investor Group Holders shall have sold or otherwise disposed of in a transaction or series of related transactions, there shall not be taken into account (i) the sale by one or more of the Investor Group Holders of any Convertible Security, (ii) the redemption of any Convertible Security held by one or more of the Investor Group Holders, or (iii) the sale or redemption of any equity security of the Company which one or more of the Investor Group Holders may have acquired by reason of (A) the conversion or exercise of a Convertible Security or (B) the exchange or contribution by any Investor Group Holders of indebtedness previously issued by the Company.

                  (b) The Management Stockholders acknowledge and agree that the Investor Group Holders may cause the Company to (i) issue new equity or indebtedness, which may constitute a Convertible Security, having terms which are sufficient to produce net proceeds to the Company sufficient to permit the repurchase or redemption in full of any Convertible Securities which the Investor Group Holders may have acquired incident to the recapitalization of the Company occurring as of the date hereof and (ii) use the proceeds of any such issuance to effect the redemption or repurchase described in clause (i) of this paragraph.

            Section 8.13 Entire Agreement. This agreement supersedes any other agreement, whether written or oral, that may have been made or entered into between the parties hereto and constitutes the entire agreement by the parties related to the matters specified herein.

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                                       21

            Section 8.14 Actions by Investor Group. With respect to any notice, consent, authorization or other action pursuant to this Agreement to be made, given or taken by the Investor Group, the Company and each Management Stockholder shall be entitled to rely upon any such notice, consent, authorization or action made, given or taken by any Stockholder in the Investor Group, and any such notice, consent, authorization or other action shall thereafter be binding upon each Stockholder in the Investor Group.

            IN WITNESS WHEREOF, the parties hereto have signed and delivered this Agreement as of the date first above written.

                        SCOTSMAN HOLDINGS, INC.


                        By:   /s/ Gerard E. Holthaus
                           -----------------------------
                        Name:   Gerard Holthaus
                        Title:  President

                        CYPRESS MERCHANT BANKING PARTNERS
                          L.P.

                        By: Cypress Associates L.P., its
                              general partner

                        By: Cypress Merchant Banking Partners
                              L.L.C., its general partner


                        By:   /s/ David P. Spalding
                            --------------------------------
                            Name:   David P. Spalding
                            Title:  Member

                        CYPRESS OFFSHORE PARTNERS L.P.

                        By: Cypress Associates L.P., its
                              general partner

                        By: Cypress Merchant Banking Partners
                              L.L.C., its general partner


                        By:   /s/ David P. Spalding
                            --------------------------------
                            Name:   David P. Spalding
                            Title:  Member

                        SCOTSMAN PARTNERS, L.P.

                        By: Group 31, Inc. its
                              general partner


                        By:   /s/ James N. Alexander
                            --------------------------------
                            Name:   James N. Alexander
                            Title:  Vice President

                  SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
              MANAGEMENT STOCKHOLDERS' AND OPTIONHOLDERS' AGREEMENT


            The undersigned has read this Second Amended and Restated Management Stockholders' and Optionholders' Agreement, dated as of May 22, 1997, and hereby agrees to be bound by the terms thereof applicable to a Management Stockholder (as defined therein).

            IN WITNESS WHEREOF, the undersigned has signed and delivered this Agreement as of __________, ____.


                                                  ------------------------------

                                                                      SCHEDULE I

                             MANAGEMENT STOCKHOLDERS